                                                                                                                 Exhibit 99.1

News
For Immediate Release
                                       4 Landmark Square
                                        Suite 400
                                      Stamford, CT  06901

                                       Telephone:(203) 975-7110
                                        Fax:             (203) 975-7902

                                  Contact:
                                  Robert B. Lewis
                                  (203) 406-3160

SILGAN HOLDINGS APPROVES TWO-FOR-ONE STOCK SPLIT

STAMFORD, CT, March 29, 2010 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today that its Board of Directors declared a two-for-one stock split of the issued Common Stock of the Company, to be effected in the form of a stock dividend.  Stockholders of record at the close of business on April 20, 2010 will be issued one additional share of Common Stock of the Company for each share of Common Stock owned on that date.  Such additional shares will be distributed on May 3, 2010.

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Silgan Holdings is a leading manufacturer of consumer goods packaging products with annual net sales of approximately $3.1 billion in 2009.  Silgan operates 66 manufacturing facilities in North and South America, Europe and Asia.  In North America, Silgan is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products.  In addition, Silgan is a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.

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